Exhibit 99.2

EXCERPTS FROM CONFIDENTIAL PRIVATE PLACEMENT MEMORANDUM:

THE CORPORATION

We are an oil and gas exploration company focused on emerging shale oil reserves. We have recently undertaken a new strategic investment strategy in the Bakken Shale play with our entry into a joint participation agreement (the “Slawson Agreement”), effective January 15, 2010, with Slawson Exploration Company, Inc. (“Slawson”) involving 4,000 net acres in McKenzie and Williams Counties of North Dakota. The Bakken Shale formation in the Williston Basin underlies much of North Dakota and eastern Montana. In addition, we have interests in the Maritimes Basin in the Province of Nova Scotia.

Williston Basin

The Bakken Shale play in the Williston Basin is our core area of operations in the United States. Having identified what we believe is the prime Bakken Shale fairway, we are continuing to explore further opportunities in the region. We are constantly reviewing potential transactions and are actively pursuing the acquisition of additional leases and acreage in North Dakota in furtherance of our new strategic direction, with an ongoing acreage acquisition program targeting 1,000 acres per month.

We have entered into the Slawson Agreement to acquire and develop acreage in known areas of production from the Middle Bakken Shale and Three Forks formations. Our acreage is located in the Rough Rider area of the play, primarily McKenzie and Williams Counties, North Dakota and consists of several drill ready locations. Under the terms of the Slawson Agreement, we have agreed to participate with a 30% working interest in the exploration and development of certain oil and gas leasehold interests acquired by Slawson (the “Project”).

As part of the Slawson Agreement, we have agreed to pay our participation interest share of all costs incurred in the Project, plus (i) an additional amount equal to 20% to 60% of our costs directly attributable to lease acquisitions, which amount depends on the bonus cost of a lease per net acre, (ii) an additional amount equal to 50% of our share of brokerage costs and other leasehold costs except those direct lease costs set out above and except those included in an applicable authorization for expenditure, and (iii) an additional 10% of our share in costs proposed in the applicable authorizations for expenditure for wells drilled under the Slawson Agreement.

The Slawson Agreement also provides that Slawson will generally be responsible for initiating well proposals, provided that we may recommend the drilling of a well upon land which we own an interest in the leases. If a party to the Slawson Agreement elects not to participate in a proposed well, then, subject to certain condition, it forfeits all rights within the spacing unit boundaries for such well, plus all contiguous sections. The Slawson Agreement also sets out a form of joint operating agreement, pursuant to which all wells initiated under the Slawson Agreement are to be operated.

Through the signing of the Slawson Agreement, awards at a recent North Dakota state lease sale, and the on-going success of our joint leasing program, we have acquired approximately 13,000 gross (4,000 net) acres at a total cost to us of $2.9 million. We are currently budgeting an additional minimum $7.0 million to acquire additional leases in the Bakken Shale play in the Williston Basin over the remainder of 2010. Under the terms of the Slawson Agreement, we have the ability to limit our participation to no more than $25 million in any 12-month period for total gross acreage acquisition capital, of which we are 30%. However, this limitation may be exceeded at our option.

We plan to participate in a well proposed by XTO Energy Inc. on a 1,280 acre unit in Williams County, North Dakota on the Nesson Anticline. Our leasehold in the unit provides us with a 1.6% working interest, with the well expected to commence in March, 2010.

Eastern Canadian Shale Gas Project (Windsor Block)

We have an 87% working interest in 474,625 gross acres (412,924 net acres) in the Windsor Sub-Basin of the Maritimes Basin located in the Province of Nova Scotia, Canada (the “Windsor Block”) and serve as operator of the Windsor Block. Until April 15, 2009, the land was governed by an exploration agreement between us and the Province of Nova Scotia. On April 15, 2009, the Windsor Block exploration agreement was transferred to a 10-year production lease. We acquired an additional 30% working interest in the Windsor Block in June 2009 from Contact Exploration Inc. in exchange for a 5.75% non-convertible gross overriding royalty interest, a cash payment of Cdn $270,000 and our assumption of the liabilities related to the former working interest of Contact Exploration Inc. This acquisition increased our working interest to its current 87% level.

In October 2009, we acquired 30 kilometers of 2D seismic on the Windsor Block and completed processing and interpreting the data in the fiscal quarter ending January 31, 2010. We believe that this seismic program, combined with the three completion operations on previously drilled vertical exploration wells, should satisfy the first-year requirements of our 10-year production lease.

We are continuing to evaluate the anticipated performance and viability of our working interest in the Windsor Block. In moving forward with such property, we intend to consider a range of options pursuant to our existing production lease.

New Triangle Board and Management

In November 2009, Palo Alto Investors, Inc. (“Palo Alto”), our largest shareholder, initiated discussions with us regarding the potential for several proactive measures, including changes to our board of directors (the “Board”) and management and other strategic alternatives. On November 30, 2009, we entered into a memorandum of understanding with a fund managed by Palo Alto, providing for the restructuring of the Board and management, as well as our intention to consider changes in our strategic direction and certain related matters.

As part of this memorandum of understanding, on November 30, 2009, we restructured the Board and senior management team. Three new directors were appointed on November 30, 2009, including Gardner Parker, who was appointed Chairman of the Board, Dr. Peter Hill and Jonathan Samuels. Two former directors also resigned from the Board. The Board is currently comprised of five directors, each of whom, other than Dr. Hill and Mr. Samuels, is independent under Canadian securities laws.

The Board also immediately restructured our senior management team. As part of the memorandum of understanding with Palo Alto, Dr. Hill was appointed our new Chief Executive Officer and Mr. Samuels was appointed our new Chief Financial Officer.

The Board and our senior management team have extensive knowledge of the oil and natural gas industry, and have broad experience in acquiring early stage oil and natural gas projects and exploring and developing oil and natural gas projects. Our officers and directors also have extensive experience in raising capital through the public equity markets and project finance.

Board of Directors

F. Gardner Parker (Chairman of the Board and Director)

Mr. Parker began his career with Ernst & Young in 1970 and spent the last seven of his 14 years there as a partner. He has been a Trust Manager for Camden Property Trust since 1993 and Lead Trust Manager until 2006. He has also served as a director of Carrizo Oil & Gas since 2000. Mr. Parker also serves on the boards of Hercules Offshore, Pinnacle Oil & Gas, and Sharpes Medical Compliance. He is a graduate of the University of Texas and is a CPA in Texas.

Dr. Peter Hill (Chief Executive Officer and Director)

Dr. Hill has over 37 years experience in the international oil and gas industry. He commenced his career in 1972 and spent 22 years in senior positions at British Petroleum including Chief Geologist, Chief of Staff for BP Exploration, President of BP Venezuela and Regional Director for Central and South America. Dr. Hill then worked as Vice President Exploration at Ranger Oil in England (1994-95), Managing Director Exploration and Production at Deminex in Germany (1995-97), Technical Director/Chief Operating Officer at Hardy Oil & Gas (1998-2000), President & CEO at Harvest Natural Resources (2000-2005), Director/Chairman at Austral Pacific Energy (2006-2008), an independent advisor to Palo Alto Investors, LLC (2008-2009) and Non Executive Chairman at Toreador Resources Corporation (2009 to present). Dr. Hill has a BSc Honors in Geology and a PhD in Geology.

Jonathan Samuels, CFA (Chief Financial Officer, Corporate Secretary and Director)

Before joining us, Mr. Samuels spent 5 years in principal investing, primarily in the energy sector: Palo Alto Investors, LLC, a California based, $1.3 billion investment fund that owns approximately 21% of the Common Shares; Alpine Investors, a private equity firm; and Orient Global, a Singapore based privately-held investment firm. Mr. Samuels holds a bachelor’s degree from the University of California, San Diego and an MBA from the Wharton School at the University of Pennsylvania. He is a CFA Charterholder.

Stephen A. Holditch (Director)

Mr. Holditch has been one of our directors since February 2006. Since 1976, Mr. Holditch has been a faculty member at Texas A&M University, as an Assistant Professor, Associate Professor, Professor and Professor Emeritus and since January 2004, head of the department of Petroleum Engineering. From its founding in 1977 until 1997, when it was acquired by Schlumberger Technology Corporation, Mr. Holditch was the President of S.A. Holditch & Associates, Inc., a petroleum technology consulting firm providing analysis of low permeability gas reservoirs and designing hydraulic fracture treatments. Mr. Holditch previously worked for Shell Oil Company and Pan American Petroleum Corporation. Mr. Holditch is a registered Professional Engineer in Texas, has received numerous honors, awards and recognitions and has authored or co-authored over 100 publications on the oil and gas industry. Mr. Holditch received his B.S., M.S. and Ph.D. in Petroleum Engineering from Texas A&M University in 1969, 1970 and 1976, respectively.

Randal Matkaluk (Director)

Mr. Matkaluk has been one of our directors since August 2007. Mr. Matkaluk has been the Chief Financial Officer and Corporate Secretary of Vigilant Exploration Inc., a private oil and gas exploration company, since November 2008. From March 2006 to October 2008, Mr. Matkaluk was an independent businessman. Mr. Matkaluk has been a Director and Officer of Virtutone Networks Inc. (formerly Sawhill Capital Ltd.) since October 2005. Between January 2003 and February 2006, Mr. Matkaluk was the Chief Financial Officer of Relentless Energy Corporation, a private oil and gas exploration company which he also co-founded. Between June 2001 and December 2002, Mr. Matkaluk was the Chief Financial Officer of Antrim Energy Inc., a public international oil and gas exploration company listed on the Toronto Stock Exchange. Mr. Matkaluk has also worked for Gopher Oil and Gas Company and Cube Energy Corp. Mr. Matkaluk has been a Chartered Accountant since 1983. Mr. Matkaluk received his Bachelors Degree in Commerce in 1980 from the University of Calgary.

Other Senior Management

P. Jeffrey McKenna (Vice President, Corporate Development)

Mr. McKenna is a senior landman with over 28 years of oil and gas experience in both public and private companies. Over the last eight years he was the founder of two private oil and gas exploration and production companies, Revolve Energy Inc. and Revolution Energy Ltd. Mr. McKenna has experience early in his career working frontier areas at Husky Oil Ltd. and Conoco Canada Limited and as Land Manager at Startech Energy Inc. He gained senior management experience as Vice President, Land at Volterra Energy Inc. and OGY Petroleums Ltd. Mr. McKenna is a native of Halifax, and received his Bachelor of Commerce at Saint Mary’s University.

FORWARD-LOOKING STATEMENTS

This Memorandum includes a number of forward-looking statements that reflect the current views of our management with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding our and members of our management team’s intent, belief or current expectations as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this Memorandum and in our other reports we filed with the U.S. Securities and Exchange Commission (the “SEC”). The following Memorandum should be read in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Consolidated Financial Statements” and notes related thereto in the Triangle 10-K and the Triangle 10-Q. See “Additional Information.” Important factors currently known to our management could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that these assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of our future activities will not differ materially from these assumptions. Factors that could cause differences include, but are not limited to, our ability to find oil and gas reserves that are economically recoverable, the volatility of oil and gas prices, the uncertain economic conditions in the United States and globally, our ability to develop reserves and sustain production, our estimate of the sufficiency of our existing capital sources, our ability to raise additional capital to fund cash requirements for future operations, in prospect development and property acquisitions or dispositions and in projecting future rates of production or future reserves, the timing of development expenditures and drilling of wells, and the operating hazards attendant to the oil and gas business.

Furthermore, the forward-looking statements contained in this Memorandum are made as of the date hereof, and we undertake no obligation, except as required by applicable securities legislation, to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements contained herein are expressly qualified by this cautionary statement.

RISK FACTORS

Investing in the Common Shares is highly speculative and involves a high degree of risk. The risks and uncertainties below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently consider immaterial may also impair our business and operations and cause the price of our Common Shares to decline. If any of the risks described in the Triangle 10-K or the Triangle 10-Q, including those related to our ability to continue as a going concern, or if any of the following risks actually occur, our business may be harmed and the financial condition and results of operation may suffer significantly. In that event, the trading price of the Common Shares could decline and you may lose your entire investment. Prospective investors should review the risks with their legal and financial advisors, in addition to the matters set forth elsewhere in or incorporated by reference into this Memorandum.

Risks Relating to Our Business

Natural gas and oil drilling is a speculative activity and involves numerous risks and substantial and uncertain costs that could adversely affect us.

An investment in us should be considered speculative due to the nature of our involvement in the exploration for, and the acquisition, development and production of, oil and natural gas in North America. Oil and gas operations involve many risks, which even a combination of experience and knowledge and careful evaluation may not be able to overcome. There is no assurance that commercial quantities of oil and natural gas will be discovered or acquired by us.

We depend on successful exploration, development and acquisitions to maintain reserves and revenue in the future.

Acquisitions of crude oil and natural gas issuers and crude oil and natural gas assets are typically based on engineering and economic assessments made by independent engineers and our own assessments. These assessments both will include a series of assumptions regarding such factors as recoverability and marketability of crude oil and natural gas, future prices of crude oil and natural gas and operating costs, future capital expenditures and royalties and other government levies which will be imposed over the producing life of the reserves. Many of these factors are subject to change and are beyond our control. In particular, the prices of and markets for oil and natural gas products may change from those anticipated at the time of making such assessment. In addition, all such assessments involve a measure of geologic and engineering uncertainty that could result in lower production and reserves than anticipated. Initial assessments of acquisitions may be based on reports by a firm of independent engineers that are not the same as the firm that we use for our year-end reserve evaluations. Because each of these firms may have different evaluation methods and approaches, these initial assessments may differ significantly from the assessments of the firm used by us.

In addition, our review of records and properties of potential acquisitions may not necessarily reveal existing or potential problems, nor will we necessarily become sufficiently familiar with the properties before we acquire them to assess fully their deficiencies and potential. Environmental problems, such as soil or ground water contamination, are not necessarily observable even when an inspection on a well is undertaken and even when problems are identified, we may often assume certain environmental and other risks and liabilities in connection with acquired properties.

As most of our properties are in the exploration stage, there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few properties that are explored are ultimately developed into producing oil and/or gas wells. Most of our properties are in the exploration stage only and we have only limited revenues from operations. While we do have a limited amount of proven reserves of gas, we may not establish commercial discoveries on any of our properties. Failure to do so would have a material adverse effect on our financial condition and results of operations.

We cannot control the activities on properties we do not operate and are unable to ensure their proper operation and profitability.

We do not operate the properties in which we have an interest. As a result, we have limited ability to exercise influence over, and control the risks associated with, operations of these properties. The failure of an operator of our wells to adequately perform operations, an operator’s breach of the applicable agreements or an operator’s failure to act in ways that are in our best interests could reduce our production and revenues. The success and timing of our drilling and development activities on properties operated by others therefore depend upon a number of factors outside of our control, including the operator’s timing and amount of capital expenditures, expertise and financial resources, inclusion of other participants in drilling wells and use of technology.

We have substantial capital requirements that, if not met, may hinder our operations.

We anticipate that we will make substantial capital expenditures for the acquisition, exploration, development and production of oil and natural gas reserves in the future and for future drilling programs, including our obligations to Slawson under the Slawson Agreement. If we has insufficient revenues, we may have limited ability to expend the capital necessary to undertake or complete future drilling programs. There can be no assurance that debt or equity financing, or cash generated by operations will be available or sufficient to meet these requirements or for other corporate purposes, or if debt or equity financing is available, that it will be on terms acceptable to us. Moreover, future activities may require us to alter our capitalization significantly. Our inability to access sufficient capital for our operations could have a material adverse effect on our financial condition, results of operations or prospects.

Because we are small and have limited access to additional capital, we may have to limit our exploration activity, which may result in a loss of investment.

We have a small asset base and limited access to additional capital. Accordingly, we must limit our exploration activity. As such, we may not be able to complete an exploration program that is as thorough as our management would like. In that event, existing reserves may go undiscovered. Without finding reserves, we cannot generate revenues and investors may lose their investment.

Although our estimated natural gas and oil reserve data has been prepared by an independent third party, the estimates may still prove to be inaccurate.

There are numerous uncertainties inherent in estimating quantities of oil and natural gas reserves and the future cash flows attributed to such reserves. In general, estimates of economically recoverable oil and natural gas reserves and the future net cash flows therefrom are based upon a number of variable factors and assumptions, such as historical production from the properties, production rates, ultimate reserve recovery, timing and amount of capital expenditure, marketability of oil and gas, royalty rates, the assumed effects of regulation by governmental agencies and future operating costs, all of which may vary materially from actual results. For those reasons, estimates of the economically recoverable oil and natural gas reserves attributable to any particular group of properties, classification of such reserves based on risk of recovery and estimates of future net revenues associated with reserves prepared by different engineers, or by the same engineers at different times, may vary. Our actual production, revenues, taxes and development and operating expenditures with respect to our reserves will vary from estimates thereof and such variations could be material.

We face strong competition from other oil and gas companies.

We encounter competition from other oil and gas companies in all areas of our operations, including the acquisition of exploratory prospects and proven properties. Our competitors include major oil and gas companies and numerous independent oil and gas companies, individuals and drilling and income programs. Many of our competitors have been engaged in the oil and gas business much longer than we have and possess substantially larger operating staffs and greater capital resources than us. These companies may be able to pay more for exploratory projects and productive oil and gas properties and may be able to define, evaluate, bid for and purchase a greater number of properties and prospects than our financial or human resources permit. In addition, these companies may be able to expend greater resources on the existing and changing technologies that we believe are and will be increasingly important to attaining success in the industry. Such competitors may also be in a better position to secure oilfield services and equipment on a timely basis or on favorable terms. We may not be able to conduct our operations, evaluate and select suitable properties and consummate transactions successfully in this highly competitive environment.

Current global financial conditions have been characterized by increased volatility which could have a material adverse effect on our business, prospects, liquidity and financial condition.

Current global financial conditions and recent market events have been characterized by increased volatility and the resulting tightening of the credit and capital markets has reduced the amount of available liquidity and overall economic activity. There can be no assurance that debt or equity financing, the ability to borrow funds or cash generated by operations will be available or sufficient to meet or satisfy our initiatives, objectives or requirements. Our inability to access sufficient amounts of capital on terms acceptable to us for our operations could have a material adverse effect on our business, prospects, liquidity and financial condition.

The potential profitability of oil and gas properties depends upon factors beyond our control.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to worldwide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance. In addition, a productive well may become uneconomic in the event that water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. These factors cannot be accurately predicted and the combination of these factors may result in us not receiving an adequate return on invested capital.

Seasonal weather conditions and other factors could adversely affect our ability to conduct drilling activities.

Our operations could be adversely affected by seasonal weather conditions and wildlife restrictions on federal leases. In some areas, certain drilling and other oil and gas activities can only be conducted during limited times of the year, typically during the summer months. This would limit our ability to operate in these areas and could intensify competition during those times for drilling rigs, oil field equipment, services, supplies and qualified personnel, which may lead to periodic shortages. These constraints and the resulting shortages or high costs could delay our operations and materially increase our operating and capital costs, which could have a material adverse effect upon us and our results of operations.

If we are unable to retain the services of Messrs. Hill and Samuels or if we are unable to successfully recruit qualified managerial and field personnel having experience in oil and gas exploration, we may not be able to continue our operations.

Our success depends to a significant extent upon the continued services of our directors and officers and, in particular: Peter Hill, our Chief Executive Officer and Jonathan Samuels, our Chief Financial Officer and Corporate Secretary. Loss of the services of Messrs. Hill and Samuels could have a material adverse effect on our growth, revenues, and prospective business. We have not and do not expect to obtain key man insurance on our management. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and field personnel having experience in the oil and gas exploration business. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We have a limited operating history in the Bakken Shale play in North Dakota and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have a limited operating history in the Bakken Shale play in North Dakota. Our success is significantly dependent on a successful acquisition, drilling, completion and production program. Our operations in the Bakken Shale play will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the exploration stage and potential investors should be aware of the difficulties normally encountered by enterprises in the exploration stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment.

Our lack of diversification will increase the risk of an investment in us, and our financial condition and results of operations may deteriorate if we fail to diversify.

Our current business focus is on the oil and gas industry in a limited number of properties, initially in North Dakota. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate, such as the Bakken Shale play, than we would if our business were more diversified, enhancing our risk profile.

The marketability of natural resources will be affected by numerous factors beyond our control.

The markets and prices for oil and gas depend on numerous factors beyond our control. These factors include demand for oil and gas, which fluctuate with changes in market and economic conditions, and other factors, including:

•	worldwide and domestic supplies of oil and gas;
•	actions taken by foreign oil and gas producing nations;
•	political conditions and events (including instability or armed conflict) in oil-producing or gas-producing regions;
•	the level of global and domestic oil and gas inventories;
•	the price and level of foreign imports;
•	the level of consumer demand;
•	the price and availability of alternative fuels;
•	the availability of pipeline or other takeaway capacity;
•	weather conditions;
•	domestic and foreign governmental regulations and taxes; and
•	the overall worldwide and domestic economic environment.

Significant declines in oil and gas prices for an extended period may have the following effects on our business:

•	adversely affect our financial condition, liquidity, ability to finance planned capital expenditures and results of operations;
•	cause us to delay or postpone some of our capital projects;
•	reduce our revenues, operating income and cash flow; and
•	limit our access to sources of capital.

We may have difficulty distributing our oil and gas production, which could harm our financial condition.

In order to sell the oil and gas that we are able to produce, we may have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This situation could be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses.

Furthermore, weather conditions or natural disasters, actions by companies doing business in one or more of the areas in which we will operate, or labor disputes may impair the distribution of oil and/or gas and in turn diminish our financial condition or ability to maintain our operations.

Our significant shareholders may have substantial influence over our business and affairs.

As of January 31, 2010, Palo Alto, Sprott Asset Management LP and Luxor Capital Group, LP own approximately 21%, 14% and 8% of our Common Shares, respectively. As a result, each these three investors individually will have substantial influence over the outcome of certain matters requiring shareholder approval, including the power to, among other things:

•	amend our articles of incorporation;
•	elect and remove our directors and control the appointment of our senior management; and
•	prevent our ability to be acquired and complete other significant corporate transactions.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated, causing an adverse effect on us.

Oil and gas operations are subject to federal, state, provincial and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, provincial and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received.  Further, hydraulic fracturing, the process used for releasing natural gas from shale rock, has recently come under increased scrutiny and could be the subject of further regulation that could impact the timing and cost of development.

Exploration activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

In general, our exploration activities are subject to certain federal, state and local laws and regulations relating to environmental quality and pollution control. Such laws and regulations increase the costs of these activities and may prevent or delay the commencement or continuance of a given operation. Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

With the introduction of the Kyoto Protocol, oil and gas producers may be required to reduce greenhouse gas emissions. This could result in, among other things, increased operating and capital expenditures for those producers. This could also make certain production of crude oil or natural gas by those producers uneconomic, resulting in reductions in such production. We are unable to predict the effect on our future earnings of the ratification of the Kyoto Protocol by the Canadian Federal Government. However, in order to mitigate this risk, we are committed to maximizing shareholder value in an environmentally, socially responsible and safe manner.

We believe that our operations comply, in all material respects, with all applicable environmental regulations. Our operating partners generally maintain insurance coverage customary to the industry; however, we are not fully insured against all possible environmental risks.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labour disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or for which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change in government regulation and/or administrative practices may have a negative impact on our ability to operate and on our profitability.

The laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in the U.S. or Canada or any other jurisdiction may be changed, applied or interpreted in a manner which will fundamentally alter our ability to carry on our business. The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability.

Aboriginal claims could have an adverse effect on us and our operations.

Aboriginal peoples have claimed aboriginal title and rights to portions of Canada. We are not aware that any claims have been made in respect of our property and assets. However, if a claim arose and was successful, it could have an adverse effect on us and our operations.

No assurance can be given that defects in our title to natural gas and oil interests do not exist.

Title to natural gas and oil interests is often not possible to determine without incurring substantial expense. An independent title review was completed with respect to certain of the more valuable natural gas and oil rights acquired by us and the interests in natural gas and oil rights owned by us. Also, legal opinions have been obtained with respect to the spacing units for the wells which have been drilled to date and which have been operated by us. However, no assurance can be given that title defects do not exist. If a title defect does exist, it is possible that we may lose all or a portion of the properties to which the title defect relates. Our actual interest in certain properties may therefore vary from our records.

Risks Relating to Investment in the Common Shares

An investment in the Common Shares is highly speculative and there is no assurance of a positive return on an investment in the Common Shares.

An investment in the Common Shares is highly speculative and there is no assurance of a positive, or any, return on an investment in the Common Shares. The purchase of Common Shares involves a number of significant risks and is most suitable only for an investor who is aware of the inherent risks in resource exploration and development, who is able and willing to risk a total loss of this investment and who has no immediate need for liquidity.

An active and liquid market for the Common Shares may not be maintained and the lack of liquidity could adversely affect the market price for the Common Shares.

An active and liquid market for the Common Shares may not be maintained following the completion of the Offering.  If an active public market is not maintained, investors may have difficulty selling their Common Shares. Furthermore, quotations for the Common Shares are published on the OTC Bulletin Board. The OTC Bulletin Board is an unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than other markets. Purchasers of the Common Shares may, therefore, have difficulty selling their shares should they desire to do so, and the lack of liquidity could adversely affect the market price for the Common Shares.

The Common Shares will be restricted and may not be transferable.

The issuance of the Common Shares has not been and will not be registered under applicable federal, state or provincial securities laws of the United States and Canada, as applicable. The Common Shares will be issued in reliance on exemptions from the registration requirements of such laws.  The certificates representing the Common Shares will contain a legend restricting the transfer of the Common Shares.  We will not be obligated to register the resale of the Common Shares.  Accordingly, the Common Shares may not be sold, assigned, pledged or otherwise transferred except under specified conditions, including the requirement that the Common Shares be registered under the Securities Act and all applicable state securities laws or that an opinion of counsel satisfactory to us be rendered to the effect that such registrations are not required.  Because of the restricted nature of the Common Shares, the Common Shares may not be readily accepted as collateral for a loan.

All of the Common Shares may not be sold, and we may not receive the maximum amount of proceeds.

The Offering is being made on a “best efforts” basis with no minimum number of Common Shares that must be sold. In addition, we reserve the right to terminate the Offering at any time and accept subscriptions for only a portion of the Common Shares offered.  To the extent that fewer than all the Common Shares being offered are sold, we may need to obtain other financing to pursue our business objectives described under “Use of Proceeds.”  We may be unable to sell additional Common Shares or to obtain other financing on terms and conditions acceptable to us.  If an insufficient number of Common Shares is sold and other financing is not available, we may be prevented from pursuing our current business plan as in effect, and we may need to modify or scale back that plan.

Our management will have considerable discretion in the application of the net proceeds of the Offering.

Our management will have considerable discretion in the application of the net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately, or to have any input over the application of such proceeds. The net proceeds may be used for purposes that do not increase our operating results or market value. Until the net proceeds are used, they may be placed in investments that either do not produce income or lose value.

Investors will experience immediate dilution in the net tangible book value per Common Share from the price paid in the Offering.

Immediately after this Offering, the public offering price of the Common Shares will be substantially higher than the net tangible book value per Common Share. Net tangible book value per Common Share represents the amount of total tangible assets less total liabilities, divided by the number of shares outstanding. If an investor purchases  Common Shares in this Offering, it will incur immediate dilution in the net tangible book value per Common Share from the price paid for Common Shares in this Offering.

The market price for the Common Shares may be highly volatile.

The market price for the Common Shares may be highly volatile and could be subject to wide fluctuations. Some of the factors that could negatively affect such share price include:

•	actual or anticipated fluctuations in our quarterly results of operations;
•	liquidity;
•	sales of Common Shares by our shareholders;
•	changes in oil and natural gas prices;
•	changes in our cash flows from operations or earnings estimates;
•	publication of research reports about us or the exploration and production industry generally;
•	increases in market interest rates which may increase our cost of capital;
•	changes in applicable laws or regulations, court rulings and enforcement and legal actions;
•	changes in market valuations of similar companies;
•	adverse market reaction to any increased indebtedness we incur in the future;
•	additions or departures of key management personnel;
•	actions by our shareholders;
•	commencement of or involvement in litigation;
•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in our industry;
•	speculation in the press or investment community regarding our business;
•	general market and economic conditions; and
•	domestic and international economic, legal and regulatory factors unrelated to our performance.

Financial markets have recently experienced significant price and volume fluctuations that have affected the market prices of equity securities of companies and that have, in many cases, been unrelated to the operating performance, underlying asset values or prospects of such companies.  Accordingly, the market price of the Common Shares may decline even if our operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary.

We  do not anticipate paying dividends on our Common Shares in the foreseeable future.

We do not expect to declare or pay any cash or other dividends in the foreseeable future on our Common Shares, as we intend to use cash flow generated by operations to develop our business.

The Common Shares are subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in the Common Shares cumbersome and may reduce the value of an investment in the Common Shares.

The SEC has adopted Rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that (i) has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, or (ii) is not registered on a national securities exchange or listed on an automated quotation system sponsored by a national securities exchange. For any transaction involving a penny stock, unless exempt, Rule 15g-9 of the Exchange Act requires:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	attests that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative. Current quotations for the securities and the rights and remedies and to be available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of the Common Shares and cause a decline in the market value of the Common Shares.

Investors may be unable to enforce Canadian statutory remedies against us.

Securities legislation in certain of the Provinces and Territories of Canada provides investors with various rights and remedies where a public disclosure contains a misrepresentation. We are incorporated under the laws of the State of Nevada. It may be difficult for investors to collect from us judgements obtained in courts in Canada predicated on the civil liability provisions of Canadian securities legislation.

Investors may be unable to enforce judgments against us and certain of our directors and officers.

Certain of our directors and officers, as well as our independent auditors, reside principally in Canada. Because a portion of our assets and all or substantially all of the assets of these persons are located outside the U.S., it may not be possible for you to effect service of process within the U.S. upon us or those persons. Furthermore it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the U.S. against us or those persons. There is doubt as to the enforceability in original actions in Canadian courts of liabilities based upon the U.S. federal securities laws, and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws. Therefore, it may not be possible to enforce those actions against  us, certain of our directors and officers or anyone else named in this Memorandum.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of the rights, privileges, restrictions and conditions attaching to the Common Shares and other outstanding securities.

Common Shares

We are authorized to issue up to 150,000,000 Common Shares, with a par value of $0.00001. As of the date of this Memorandum, there are 69,926,043 Common Shares outstanding. Holders of the Common Shares are entitled to one vote per share on all matters to be voted upon by the shareholders. Holders of Common Shares are entitled to receive rateably such dividends, if any, as may be declared by the Board. Upon our liquidation, dissolution, or winding up, the holders of Common Shares are entitled to share rateably in our assets which are legally available for distribution after payment of all debts and other liabilities. Holders of Common Shares have no pre-emptive, subscription, redemption or conversion rights.

Warrants and Equity Grants

In connection with a private placement that closed on June 3, 2008, we issued warrants to purchase 9,128,750 Common Shares. The warrants are exercisable until June 3, 2010 at a purchase price of $2.25 per Common Share. All of the Common Shares issuable upon conversion of the warrants may be sold without restriction pursuant to the registration statement on Form S-1 declared effective by the SEC on July 15, 2008. As of the date of this Memorandum, warrants to acquire 9,128,750 Common Shares remain outstanding. In addition, as of January 31, 2010, we had issued and outstanding vested and unvested stock options exercisable for an aggregate of 5,550,000 Common Shares.

On February 2, 2010, we issued, subject to TSX-V approval, an aggregate of 2,050,000 deferred share units to certain members of senior management and the Board. Such deferred share units will be automatically exchangeable, on a one-for-one basis, for Common Shares on the first anniversary date of the grant.